As filed with the Securities and Exchange Commission on January 10, 2024
Registration No. 333-
_____________________________________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SENTI BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	2 Corporate Drive, First Floor South San Francisco, CA 94080 Telephone: (650) 382-3281	86-2437900 (IRS Employer Identification No.)

Senti Biosciences, Inc. 2022 Equity Incentive Plan
Senti Biosciences, Inc. 2022 Employee Stock Purchase Plan

(Full title of the plans)
_____________________________________________________________________________

Timothy Lu, M.D., Ph.D
Chief Executive Officer
Senti Biosciences, Inc.
2 Corporate Drive, First Floor
South San Francisco, CA 94080
Telephone: (650) 239-2030
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_____________________________________________________________________________

Copies to:

Jocelyn M. Arel
Maggie Wong
Michael R. Patrone
Goodwin Procter LLP
620 Eighth Avenue
New York, NY 10018
(212) 813-8800
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒
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EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Senti Biosciences, Inc. (the “Company”) to register 2,287,751 additional shares of common stock, par value $0.0001 per share, reserved and available for issuance under the Senti Biosciences, Inc. 2022 Equity Incentive Plan (the “2022 Equity Incentive Plan”) and also to register 457,550 additional shares of common stock, par value $0.0001 per share, reserved and available for issuance under the Senti Biosciences, Inc. 2022 Employee Stock Purchase Plan (the “2022 Employee Stock Purchase Plan”).

Pursuant to General Instruction E for Form S-8 regarding Registration of Additional Securities, the contents of the Registration Statement on Form S-8 File No. 333-266958 and File No. 333-269816, filed with the Securities and Exchange Commission on August 18, 2022 and February 16, 2023, respectively, are hereby incorporated by reference in this Registration Statement to the extent not replaced hereby.

PART II
Item 8. Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Second Amended and Restated Certificate of Incorporation of the registrant (incorporated by reference from Exhibit 3.1 to the current report on Form 8-K, filed with the Commission on June 15, 2022).
4.2	Amended and Restated Bylaws of the registrant (incorporated by reference from Exhibit 3.2 to the current report on Form 8-K filed with the Commission on June 15, 2022).
5.1*	Opinion of Goodwin Procter LLP.
23.1*	Consent of KPMG LLP.
23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page of this registration statement).
99.1
Senti Biosciences, Inc. 2022 Equity Incentive Plan and forms of award agreements thereunder (incorporated by reference to Exhibit 10.3 to the quarterly report on Form 10-Q, filed with the Commission on August 15, 2022).

99.2	Senti Biosciences, Inc. 2022 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.4 to the quarterly report on Form 10-Q, filed with the Commission on August 15, 2022).
107*	Filing Fee Table
________________

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, CA on the 10th day of January, 2024.

SENTI BIOSCIENCES, INC.

By:	/s/ Timothy Lu
Name:	Timothy Lu, M.D., Ph.D.
Title:	Chief Executive Officer and President (Principal Executive Officer)

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of Timothy Lu and Deborah Knobelman as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated below.

Signature	Title	Date

/s/ Timothy Lu	Chief Executive Officer, President and Director (Principal Executive Officer)	January 10, 2024
Timothy Lu, M.D., Ph.D.

/s/ Deborah Knobelman	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 10, 2024
Deborah Knobelman, Ph.D.

/s/ Susan Berland	Director	January 10, 2024
Susan Berland

/s/ Brenda Cooperstone	Director	January 10, 2024
Brenda Cooperstone, M.D.

/s/ Edward Mathers	Director	January 10, 2024
Edward Mathers

/s/ James J. Collins	Director	January 10, 2024
James J. (Jim) Collins, Ph.D.

/s/ Omid Farokhzad	Director	January 10, 2024
Omid Farokhzad, M.D.